                                      Power of Attorney

        The undersigned, John Longino, Chief Financial Officer of Alesco Financial Inc.
("Alesco"), hereby authorizes and designates Daniel Munley, the Secretary of Alesco, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign and file the Form ID Application Acknowledgement with respect to the undersigned's application for an EDGAR access code, and any and all Forms 3, 4 and 5 required to be signed and filed by the undersigned pursuant to the Securities Exchange
Act of 1934, until such time as the undersigned may revoke such attorney-in-fact and agency.

        Dated this 12th day of October, 2006.

                                        /s/ John Longino
                                        ________________
                                        John Longino